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                                                                    EXHIBIT 10.3

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

               This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "AGREEMENT") effective as of the 1st day of October, 2002 (the "Effective Date"), is entered into by and between Cobalt Corporation, a Wisconsin business corporation ("Cobalt"), and Blue Cross & Blue Shield United of Wisconsin, a Wisconsin stock insurance corporation ("BCBSUW").

                                    RECITALS

               WHEREAS, Cobalt owns all of the issued and outstanding shares of capital stock of Compcare Health Services Insurance Corporation, a Wisconsin health maintenance organization ("Compcare"), which consists solely of two million (2,000,000) shares of common stock (collectively, the "Shares"); and

               WHEREAS, Cobalt has outstanding debt obligations to BCBSUW pursuant to the terms of a Promissory Note, dated February 15, 2002, in the principal amount of Seventy Million Dollars ($70,000,000) ("Note"), and the Note matures and becomes due and payable on January 2, 2003; and

               WHEREAS, the Cobalt and BCBSUW ("Parties") desire to consummate a transfer of the Shares from Cobalt to BCBSUW in order to satisfy Cobalt's debt obligations under the Note, upon the terms and conditions set forth in this Agreement.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants contained hereinafter, the Parties agree as follows:

                                    AGREEMENT

          1.   ASSIGNMENT AND ASSUMPTION.

               Cobalt hereby assigns, transfers, and conveys to BCBSUW, all of its rights, title and interest in and to the Shares, and BCBSUW hereby accepts and assumes all such rights, title and interest in and to the Shares in satisfaction of Cobalt's debt obligations under the Note (collectively, the "Assignment and Assumption"). The Assignment and Assumption shall be effective as of October 1, 2002; provided, however, the full force and effect of the Assignment and Assumption shall be subject to the condition that Compcare first completes its dividend of all of the issued and outstanding capital stock of United Heartland Life Insurance Company to Cobalt. The Parties each agree to execute and deliver all necessary written instruments and to take such other actions as may be necessary and proper to give full force and effect to the Assignment and Assumption.

          2.   OTHER TERMS.

               Cobalt makes the following representations and warranties to Buyer, each of which is true and correct at and as of the Effective Date.

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               a.   CAPITALIZATION. The authorized capital stock of Compcare
          consists solely of two million (2,000,000) shares of common stock, par value $1.00 per share, of which two million (2,000,000) shares are issued and outstanding and owned beneficially and of record by Cobalt. No other class of capital stock or equity interest of Compcare is authorized or outstanding. There are no outstanding options, contracts, calls, commitments or demands of any character with respect to the capital stock of Compcare, whether by option, warrant, right of subscription, right of conversion, call, reorganization or otherwise. No Shares are subject to any voting trust agreement or any other agreement relating to the voting of shares or restricting in any manner the sale or transfer of the Shares. There is no liability for dividends declared or accumulated but unpaid with respect to any of Compcare's capital stock. There are no shares of capital stock held in the treasury of Compcare. No agreement exists providing for the amendment of the Articles of Incorporation of Compcare so as to increase the amount of its authorized capital stock.

               b. TITLE. Except for any liens, claims and encumbrances arising from the Loan Agreement between Cobalt and M&I Marshall & Ilsley
          Bank, dated August 7, 2002, Cobalt has, and upon giving effect to the Assignment and Assumption, BCBSUW will receive, good and marketable title to the Shares, free and clear of all liens, claims, and encumbrances of any kind.

          3.   GENERAL PROVISIONS.

               a. COUNTERPARTS. This Assignment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               b. HEADINGS. The headings in the paragraphs of this Assignment are inserted for convenience only and shall not constitute a part hereof.

               c. PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

               d. CHOICE OF LAW. This Assignment and any amendments thereto shall be subject to and governed by the laws of the State of Wisconsin.

               e. AMENDMENT AND MODIFICATION. This Agreement may only be amended by a written agreement signed by both Parties.

               f. SEVERABILITY. In the event any provision of this Assignment shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not effect the remaining parts of this Assignment.

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                    IN WITNESS WHEREOF, the Parties hereto have caused this
Agreement to be executed as of the date and year first set forth above.

                                           COBALT CORPORATION


                                           By: /s/ Stephen E. Bablitch
                                               -----------------------
                                           Name:  Stephen E. Bablitch
                                                  -------------------
                                           Title: President and COO
                                                  -----------------


                                           BLUE CROSS & BLUE SHIELD
                                           UNITED OF WISCONSIN


                                           By: /s/ Gail L. Hanson
                                               ------------------
                                           Name:  Gail L. Hanson
                                                  --------------
                                           Title: Sr. VP and Treasurer
                                                  --------------------

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